Exhibit 99.1

     SPORTVISION SECURES $4 MILLION CREDIT FACILITY FROM HERCULES TECHNOLOGY
                              GROWTH CAPITAL, INC.

             FUNDING WILL SUPPORT SPORTVISION'S CONTINUED GROWTH AND
               MARKET LEADERSHIP IN SPORTS BROADCAST ENHANCEMENTS

    CHICAGO, June 15 /PRNewswire/ -- Sportvision, Inc., the leading innovator of sports and entertainment products for fans, media and marketing partners, today announced that it has received $4 million in funding to accelerate new product development and ongoing growth plans.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20050609/SFTH149LOGO )

    The credit facility will be provided by Hercules Technology Growth Capital, Inc., a leading specialized finance company focused on providing growth capital to technology and life science companies at all stages of development.

    "Sportvision's product innovations, unique technology and strong management have established the Company as the leader in production enhancements for televised sports," said Roy Liu, Managing Director, Hercules Technology Growth Capital, Inc. "Our funding will help to accelerate Sportvision's continued development of innovative and exciting sports broadcast technologies."

    A winner of seven Emmy Awards for technical achievement, Sportvision invented football's virtual 1st & Ten(TM) line, which makes use of the company's patented video overlay technology to create the illusion that a yellow line is painted on the field, and that players are crossing it, or standing on it.

    About Hercules Technology Growth Capital, Inc.
    Founded in December, 2003, Hercules Technology Growth Capital, Inc. (Nasdaq:
HTGC) is a publicly traded specialized finance company providing debt and equity growth capital to technology-related companies at all stages of development. The Company primarily finances privately-held companies backed by leading venture capital and private equity firms and also may finance certain publicly-traded companies. Hercules focuses its investments in companies active in technology industry sub-sectors, characterized by products or services that require advanced technologies, including computer software and hardware, networking systems, semiconductors, semiconductor capital equipment, information technology infrastructure or services, Internet consumer and business services, telecommunications, telecommunications equipment, media and life sciences. The Company's investments are originated through its principal office located in Silicon Valley, as well as additional offices in the Boston and Chicago areas. Providing capital to privately-held companies backed by leading venture capital and private equity firms involves a certain degree of credit risk and may result in potential losses. For more information or companies interested in learning more about financing opportunities should contact info@herculestech.com or call at 650-289-3060 or visit http://www.herculestech.com .

    About Sportvision
    Sportvision, Inc. is the nation's premier innovator of sports and entertainment products for fans, media and marketers. A privately held corporation, Sportvision solutions have enhanced experiences for fans and marketing partners of the NFL, NBA, NASCAR, NHL, PGA TOUR, LPGA Tour, Major League Baseball, NCAA football and basketball, WTA, Major League Soccer and other sporting events on-air and online. The company has captured seven Emmy Awards for its products, including three for their signature broadcast enhancements, the virtual yellow 1st and Ten(TM) line and K Zone, and three for its pioneering advanced media work with NASCAR. Sportvision can be found on the web at www.sportvision.com.

SOURCE  Hercules Technology Growth Capital, Inc.
    -0-                             06/15/2005
    /CONTACT: Hercules Technology Growth Capital, Inc., +1-650-289-3060, or info@herculestech.com/

    /Photo:  http://www.newscom.com/cgi-bin/prnh/20050609/SFTH149LOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.sportvision.com /
    /Web site:  http://www.herculestech.com /